UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 17, 2014

Air Products and Chemicals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-4534	23-1274455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania	18195-1501
(Address of Principal Executive Offices)	(Zip Code)

(610) 481-4911
(Registrant's telephone number, including area code)

not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On 18 June 2014, Air Products and Chemicals, Inc. (the “Company”) announced that, effective 1 July 2014, Seifollah Ghasemi has been elected Chairman of the Board of Directors (the “Board”), President and Chief Executive Officer.  There are no arrangements or understandings between Mr. Ghasemi and any other person pursuant to which Mr. Ghasemi was selected for these offices. Mr. Ghasemi is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Ghasemi, age 69, is currently chairman and chief executive officer of Rockwood Holdings, Inc.  Prior to joining Rockwood in 2001, he was with GKN plc, a global industrial company, where he served in various positions including chairman and chief executive officer of GKN Sinter Metals and as a director of the Main Board of GKN plc.  From 1979 to 1997, he was with The BOC Group, a global industrial gas company now part of Linde AG, where he held a variety of senior positions including president of BOC Gases, Americas and, from 1996-1997, served as a member of The BOC Group board of directors.  He currently serves on the board of directors of EnerSys Inc., the largest industrial battery manufacturer in the world, and is chairman of the supervisory board of Chemetall GmbH, a global manufacturer and developer of specialty chemicals.  He holds an M.S. in Mechanical Engineering from Stanford University and received his undergraduate degree from Abadan Institute of Technology.

The Company has entered into an employment agreement with Mr. Ghasemi dated 17 June 2014 (the “Agreement”).  The Agreement has a term ending on 30 September 2019, unless earlier terminated in accordance with the Agreement.  The material terms of the Agreement are summarized below.

Mr. Ghasemi will report to the Board and shall devote substantially all of his business time to the Company.   Until 1 January 2015, Mr. Ghasemi is authorized to continue to serve as a director and chairman of the board of directors of Rockwood Specialties Group, Inc. provided such activities do not conflict with the interests of the Company or interfere with his performance of his duties to the Company and his exercise of judgment in the Company’s best interest.  Thereafter, Mr. Ghasemi is authorized to continue to serve as a director of Rockwood Specialties Group Inc.

Mr. Ghasemi will receive an annual base salary of $1,200,000.  He will participate in the Company’s Annual Incentive Plan with a target annual bonus award equal to 130% of base salary with actual awards to be determined by the Management Development and Compensation Committee of the Board.  For fiscal year 2014, he will receive a prorated annual bonus award based on the number of days that he is employed by the Company during the current fiscal year.

Mr. Ghasemi will receive annual equity compensation awards under the Company’s Long-Term Incentive Plan with a grant date value (determined under the Company’s normal valuation practices) of $7,000,000, allocated among stock options, restricted stock, performance-conditioned restricted stock units or other equity awards in a manner consistent with the allocation for other executive officers.  The terms of such awards generally will be consistent with those described in the Company’s 2013 proxy statement, except that the awards will continue to vest as if Mr. Ghasemi remained employed by the Company upon his termination due to death or disability, by the Company without Cause (as defined below), voluntarily for Good Reason (as defined below), or the ending of the term of the Agreement.

Under the Agreement, the Company has the right to terminate Mr. Ghasemi’s employment  for Cause in the event of Mr. Ghasemi’s willful failure to substantially perform his duties after a demand for substantial performance is delivered, willful misconduct that has caused or would reasonably be expected to result in a material injury to the Company, criminal conviction of or a plea of nolo contendere to a crime that constitutes a felony, repeated acts of insubordination, commits an act of dishonesty which is inconstant with his position with the Company or materially violates the Company’s Code of Conduct.

Mr. Ghasemi has the right to resign for “Good Reason”  under the Agreement if there is: a material adverse change in Mr. Ghasemi’s position or office; a decrease in Mr. Ghasemi’s salary, benefits, or incentive compensation if not applied to other highly compensated employees; or the relocation of Mr. Ghasemi’s principal workplace more than 50 miles from the existing location.  Termination of Mr. Ghasemi’s employment at the end of the term of the Agreement is not a termination without Cause or for Good Reason.

Mr. Ghasemi will also receive a onetime equity compensation award under the Long Term Incentive Plan to compensate him for the forfeiture of compensation from his previous employer (the “Make Whole Award”).  The target value of the Make Whole Award will be $9,000,000, to be divided equally between stock options and restricted stock, and the award will vest in one-third tranches on July 1st of 2015, 2016 and 2017.  The Make Whole Award will also vest upon Mr. Ghasemi’s death, disability, retirement, resignation for Good Reason, or termination without Cause.

The Agreement may be terminated at any time by either party, but Mr. Ghasemi must give the Company 180 days’ written notice of his voluntary termination without Good Reason.  If the Company terminates Mr. Ghasemi’s employment without Cause or if Mr. Ghasemi terminates his employment for Good Reason, the Company will provide benefits to Mr. Ghasemi under the Corporate Executive Committee Separation Program described in the Company’s 2013 proxy statement (“Separation Program”) subject to satisfaction of certain conditions of the Separation Program.   If he is terminated without Cause or resigns for a Good Reason after 1 July 2017, he will receive benefits under the Separation Program subject to satisfaction of certain conditions of the Separation Program, but will receive a prorated severance payment based upon the remainder of the term of the Agreement.

The Company will enter a change in control severance agreement with Mr. Ghasemi on the same terms as described in the Company’s 2013 proxy statement for other executive officers; provided that, upon a covered termination, he will receive a severance payment equal to three times the sum of his annual base salary and target annual bonus award, and three times Company matching and core contributions and credits under the Retirement Savings Plan and the Deferred Compensation Plan.

Mr. Ghasemi will participate in all other elements of the Company’s executive compensation and benefit programs as described in the Company’s 2013 proxy statement.  His bonuses and equity grants will be subject to the Company’s “clawback” policies as in effect from time to time.  He is permitted to use Company-owned aircraft for business and personal travel.

Mr. Ghasemi will be subject to noncompetition and nonsolicitation restrictions during the period of his employment and for one year thereafter.  For this period, he also agrees to refrain from prohibited activities including disparagement of the Company, disclosure of confidential matters or information or trade secrets of the Company, failure to return Company property or material violation of Company policies.  The Agreement provides that the Company is entitled to injunctive and other equitable relief for a breach or threatened breach of the noncompetition, nonsolicitation, or prohibited activity restrictions.

The Company will reimburse Mr. Ghasemi for reasonable legal fees incurred in connection with entering into the Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Company also announced that, effective 1 July 2014, John E. McGlade will retire from the Company after 38 years of service and will resign from the offices of Chairman of the Board, President and Chief Executive Officer, and from membership on the Board.  His compensation upon retirement will be consistent with the Separation Program and the Company’s policies and programs for retirement-eligible named executive officers as described in the Company’s 2013 proxy statement.  In addition, he will receive a payment of $1,000,000 as additional compensation for his service during 2014.

ITEM 7.01.  REGULATION FD DISCLOSURE.

The Company issued a news release on 18 June 2014 announcing the election and appointment of Mr. Ghasemi and Mr. McGlade’s retirement.  A copy of this news release is furnished as Exhibit 99.1 to this report.

The Company is furnishing the information under this item pursuant to Item 7.01 “Regulation FD Disclosure.”  The information in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference into any filing under the Securities Act of 1933.

ITEM 9.01.FINANCIAL STATEMENTS AND EXHIBITS.

(d)   Exhibits

10.1    Employment Agreement, dated 17 June 2014, by and between Air Products and Chemicals, Inc. and Seifollah Ghasemi.

99.1    Press Release dated 18 June 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.
(Registrant)

Dated: 18 June 2014	By:	/s/ Mary T. Afflerbach
Mary T. Afflerbach
Corporate Secretary and Chief
Governance Officer

EXHIBIT INDEX
Exhibit No.	Description

10.1	Employment Agreement, dated 17 June 2014, by and between Air Products and Chemicals, Inc. and Seifollah Ghasemi.

99.1	Press Release dated 18 June 2014.